                                                                    EXHIBIT 10.2









                                  OFFICE LEASE
                                 BY AND BETWEEN
                       CORNERSTONE SUBURBAN OFFICE, L.P.
                                      AND

                                 LINK2GOV Corp.






                          For: Burton Hills I Building
                             One Burton Hills Blvd.
                              Nashville, TN  37215

                                  OFFICE LEASE

         THIS LEASE is made as of this ______ day of March, 2000 by and between CORNERSTONE SUBURBAN OFFICE, L.P., a Delaware limited partnership ("Landlord") through its general partner's managing member CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at Suite 300, 5607 Glenridge Drive, Atlanta, Georgia 30342, and LINK2GOV CORP., a Tennessee corporation ("Tenant") having its principal office at One Burton Hills Boulevard, Suite 300, Nashville, Tennessee 37215.

                                      INDEX

ARTICLE    TITLE

 1.   Basic Provisions
 2.   Premises, Term and Commencement Date
 3.   Rent
 4.   Taxes and Operating Expenses
 5.   Landlord's Work, Tenant's Work, Alterations and Additions
 6.   Use
 7.   Services
 8.   Insurance
 9.   Indemnification
10.   Casualty Damage
11.   Condemnation
12.   Repair and Maintenance
13.   Inspection of Premises
14.   Surrender of Premises
15.   Holding Over
16.   Subletting and Assignment
17.   Subordination, Attornment and Mortgagee Protection
18.   Estoppel Certificate
19.   Defaults
20.   Remedies
21.   Quiet Enjoyment
22.   Accord and Satisfaction
23.   Security Deposit
24.   Brokerage Commission
25.   Force Majeure
26.   Parking
27.   Hazardous Materials
28.   Additional Rights Reserved by Landlord
29.   Defined Terms
30.   Miscellaneous Provisions

EXHIBITS

Exhibit A         Plan Showing Property and Premises
Exhibit B         Landlord's Work Letter
Exhibit C         Tenant's Work
Exhibit D         Building's Rules and Regulations
Exhibit E         Commencement Date Confirmation
Exhibit F         Special Stipulations

                                   ARTICLE 1.
                                BASIC PROVISIONS

A.       Tenant's Tradename: LINK2GOV Corp.
                             ---------------------------------------------------

B.       Tenant's Address: One Burton Hills Boulevard, Suite 300,
                           -----------------------------------------------------
         Nashville, TN  37215
         -----------------------------------------------------------------------


C.       Office Building Name: Burton Hills I
         Address:              One Burton Hills Boulevard
                               Nashville, TN  37215

D.       Premises: Suite/Unit No.: 300 ; Approximate Square feet (Rentable):
         19,686
         -----------------------------------------------------------------------

E.       Landlord:  CORNERSTONE SUBURBAN OFFICE, L.P.

F.       Landlord's Address:  c/o:  Cornerstone Real Estate Advisers, Inc.
                                    Suite 300, 5607 Glenridge Drive
                                    Atlanta, GA  30342

G.       Building Manager/Address: First Management Services Inc., 333 Union
                                   ---------------------------------------------
         Street Suite 400, Nashville, TN 37219
         -----------------------------------------------------------------------

H.       Commencement Date: April 1, 2000
                            ----------------------------------------------------
I.       Expiration Date: March 31, 2007
                          ------------------------------------------------------
J.       Security Deposit: Tenant will provide Landlord a Letter of Credit in
                           -----------------------------------------------------
         the amount of $304,417.12 as set forth in Exhibit F attached hereto
         -----------------------------------------------------------------------

K.       Monthly Rent:  See the Monthly Rent schedule below:

                  Period               Period Rent       Monthly Rent
                  ------               -----------       ------------
                  4/1/00 - 8/31/00     $146,860.00       $24,476.67
                  9/1/00 - 3/31/01     $196,860.00       $32,810.00
                  4/1/01 - 3/31/02     $405,531.60       $33,794.30
                  4/1/02 - 3/31/03     $417,697.56       $34,808.13
                  4/1/03 - 3/31/04     $430,228.44       $35,852.37
                  4/1/04 - 3/31/05     $443,135.28       $36,927.94
                  4/1/05 - 3/31/06     $456,429.36       $38,035.78
                  4/1/06 - 3/31/07     $470,122.32       $39,176.86

L.       Operating Expenses Base: 2000 Base Year
                                  ----------------------------------------------

M.       Tax Base:  2000 Base Year
                    ------------------------------------------------------------

N. Tenant's Pro Rata Share: 17.18 %. Tenant's Pro Rata Share shall be determined by and adjusted by Landlord from time to time (but shall not be readjusted sooner than the commencement of the second Lease Year), by dividing the Tenant's Rentable Square Feet of the Premises by the rentable area of the Building (currently 114,567 rentable square feet) and multiplying the resulting quotient, to the second decimal place, by one hundred.

O.       Normal Business Hours of Building:
         Monday through Friday:     6:00  a.m. to 7:00  p.m.
         Saturday:                  7:00  a.m. to 2:00  p.m.
         Sunday:                     N/A  a.m. to  N/A  p.m.

P.       Use:     General office and administrative use for a technology company
                  --------------------------------------------------------------

Q.       Brokers: Eakin & Smith Real Estate - Landlord / Colliers Turley Martin
                 ---------------------------------------------------------------
         - Tenant
         -----------------------------------------------------------------------

R.       Parking Ratio or Spaces/Fee: 3.5 spaces per 1,000 rentable square feet
                                      ------------------------------------------
         on a nonexclusive, first come, first served basis / no charge
         -----------------------------------------------------------------------

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   ARTICLE 2.

                      PREMISES, TERM AND COMMENCEMENT DATE

Landlord hereby leases and demises to the Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1(D) and shown on a plan attached hereto as Exhibit A and known as the Premises for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences occupancy of the Premises for the conduct of its business. Such date shall be confirmed by execution of the Commencement Date Confirmation in the form as set forth in Exhibit E. If Landlord delays delivering possession of the Premises or substantial completion of any Landlord's Work under Exhibit B, this Lease shall not be void or voidable, except as provided in Article 5, and Landlord shall have no liability for loss or damage resulting therefrom.


                                   ARTICLE 3.

                                      RENT

A. MONTHLY RENT. Tenant shall pay Monthly Rent in advance on or before the first day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Monthly Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one installment of Monthly Rent for the first full month of the Term and a prorated Monthly Rent for any partial month which may precede it.

B. ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of Taxes and Operating Expenses, shall be deemed Additional Rent.

C. RENT. Monthly Rent and Additional Rent which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as "Rent", and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

D. PLACE OF PAYMENT, LATE CHARGE, DEFAULT INTEREST. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager's address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay Rent due under this Lease by the close of business on the tenth (10th) day of the month or by the tenth (10th) day following the due date of such payment of Rent if not due on the first day of the month, Tenant shall pay to Landlord a late charge of seven and one-half percent (7 1/2%) of the amount overdue. Any Rent not paid when due shall also bear interest at the Default Rate. This provision shall in no way be construed to modify Tenant's obligation to pay Rent on or before the first (1st) day of the month.

                                   ARTICLE 4.

                          TAXES AND OPERATING EXPENSES

A.  PAYMENT OF TAXES AND OPERATING EXPENSES.

         (a) Payment of Escalations. It is agreed that during each calendar year of the Lease Term beginning on January 1 of the calendar year following the calendar year used to determine the Operating Expenses Base and Tax Base as set forth in Article 1 herein and each month thereafter during the original Lease Term, or any extension thereof, Tenant shall pay to Landlord as Additional Rent, at the same time as the Monthly Rent is paid, an amount equal to one-twelfth (1/12) of Landlord's estimate (as determined by Landlord in its reasonable discretion) of Tenant's Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular calendar year of the Lease Term (the "Estimated Escalation Increase"). If during any calendar year the Estimated Escalation Increase is less than the Estimated Escalation Increase for the previous calendar year on which Tenant's share of Taxes and Operating Expenses were based for said year, such Additional Rent payments, attributable to Estimated Escalation Increase, to be paid by Tenant for the new Lease Year shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Rent. A final adjustment (the "Escalation Reconciliation") shall be made between the parties as soon as practicable following the end of each calendar year, but in no event later than one hundred twenty (120) days after the end of each calendar year.

         (b) Escalation Reconciliation. As soon as practicable following the end of each calendar year, Landlord shall submit to Tenant a statement setting forth the Estimated Escalation Increase, if any (the "Escalation Statement"). Beginning with the Escalation Statement for the second calendar year of the Lease Term, it shall also set forth the Escalation Reconciliation for the calendar year just completed. To the extent that the increase in either Taxes or Operating Expenses (the "Operating Expense or Tax Escalation", as applicable) is greater than the Estimated Escalation Increase upon which Tenant paid Rent during the calendar year just completed, Tenant shall pay Landlord the difference in cash within thirty (30) days following receipt by Tenant from Landlord of the Escalation Statement. If the Operating Expense or Tax Escalation is less, then Tenant shall receive a credit on future Rent owing hereunder (or cash if there is no future Rent owing hereunder) as the case may be. Until Tenant receives the Escalation Statement, Tenant's Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed. Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said Escalation Statement beginning on the first day of the month following the month in which Tenant receives the Escalation Statement.

         (c) Changes in Escalations During Lease Year. In addition to the above, if, during any particular calendar year, there is a change in the information on which Landlord based the Escalation Statement so that the Estimated Escalation Increase furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimated Escalation Increase by notifying Tenant thereof. There shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such notice on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the calendar year; however, in no event shall any such decrease result in a reduction of the Rent below the Monthly Rent. Landlord's and Tenant's responsibilities with respect to the Tax and Operating Expense adjustments described herein shall survive the expiration or early termination of this Lease.

B.  DISPUTES OVER TAXES OR OPERATING EXPENSES.

         (a) Selection of Accountants. If Tenant disputes the amount of an adjustment or the proposed estimated increase or decrease in Taxes or Operating Expenses, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or proposed increase or decrease. Tenant's failure to give such notice shall waive its right to dispute the amounts so determined. Tenant shall also not be entitled to dispute the foregoing amounts if Tenant is then in default hereunder. If Tenant is entitled to and timely objects, Tenant shall have the right to engage its own accountants ("Tenant's Accountants") for the purpose of verifying the accuracy of the statement in dispute, or the reasonableness of the adjustment or estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord and Tenant's Accountants shall endeavor to agree upon the matter. If they cannot agree within twenty (20) days from the date Tenant's Accountants commence reviewing Landlord's records, Landlord and Tenant's Accountants shall jointly select an independent certified public accounting firm (the "Independent Accountant") which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable. Both parties shall be bound by such determination. If Tenant's Accountants do not participate in choosing the Independent Accountant within 20 days from the date Landlord and Tenant's Accountant's determine that they cannot agree as to whether or not an error has been made, then Landlord's determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and Tenant shall be bound thereby.

         (b) Payment of Costs. All costs incurred by Tenant in obtaining Tenant's Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than ten percent (10%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits. No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

         (c) Continuation of Payments Pending Determination. Tenant shall continue to timely pay Landlord the amount of the prior year's adjustment and adjusted Additional Rent determined to be incorrect as aforesaid until the parties have concurred as to the appropriate adjustment or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord's delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord's rights as set forth herein for said Lease Year or any subsequent Lease Years during the Lease Term or any extensions thereof.

                                   ARTICLE 5.

                         LANDLORD'S WORK, TENANT'S WORK,
                            ALTERATIONS AND ADDITIONS

A. LANDLORD'S WORK. Landlord shall construct the Premises in accordance with Landlord's obligations as set forth in the work letter attached hereto as or other information contained in, Exhibit B, and hereinafter referred to as "Landlord's Work." Landlord will deliver the Premises to Tenant with all of Landlord's Work completed (except for minor and non-material punch list items which in Landlord's reasonable judgment will not delay completion of Tenant's Work, as defined in subparagraph B of this Article) on or before the Commencement Date or other date specified in Exhibit B and Tenant agrees thereupon to commence and complete Tenant's Work on or before the Commencement Date. If Landlord is delayed in completing Landlord's Work by strike, shortages of labor or materials, delivery delays, delays caused by Tenant or other matters beyond the reasonable control of Landlord, then Landlord shall give notice thereof to Tenant and the date on which Landlord is to turn the Premises over to Tenant for Tenant's Work and the Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice. Providing, however, if such delays exceed one hundred and twenty (120) days, then either Landlord or Tenant upon notice to the other shall have the right to terminate this Lease without liability to either party. If the Commencement Date is postponed as aforesaid, Tenant agrees upon request of Landlord to execute a writing confirming the Commencement Date on such form as set forth in Exhibit E attached hereto.

B. TENANT'S WORK. On and after the date specified in the immediately preceding subparagraph A for delivery of the Premises to Tenant for Tenant's Work, Tenant, at its sole cost and expense, shall perform and complete all other improvements to the Premises (herein called "Tenant's Work") including, but not limited to, all improvements, work and requirements required of Tenant under the foregoing work letter or as described on the attached Exhibit C. Tenant shall complete all of Tenant's Work in a good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant as provided in Exhibit C, on or prior to the scheduled Commencement Date. Tenant shall also have the right during this period to come onto the Premises to install its fixtures and prepare the Premises for the operation of Tenant's business. Notwithstanding the fact that the foregoing activities by Tenant will occur prior to the scheduled Commencement Date, Tenant agrees that all of Tenant's obligations provided for in this Lease shall apply during such period with the exception of any obligation to pay Rent.

C. ALTERATIONS. Except as provided in the immediately preceding subparagraph, Tenant shall make no alterations or additions to the Premises without the prior written consent of the Landlord, which consent Landlord may not unreasonably withhold.

D. LIENS. Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Tenant's Work, to afford Landlord the opportunity of posting and recording notices of non-responsibility. Tenant will not cause or permit any mechanic's, materialman's or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant's interest in this Lease in connection with work done under this Article or in connection with any other work. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date of their existence. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance, without being responsible to investigate the validity thereof. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

E. COMPLIANCE WITH ADA. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990 (the "ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally or are done as Landlord's Work and the plans and specifications for the Landlord's Work were prepared by Landlord's architect or space planner and were not provided by Tenant's architect or space planner; (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant's architect or space planner.

                                   ARTICLE 6.

                                       USE

A. USE. Tenant shall use the Premises for the purposes set forth in Article 1(P) herein, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation, the Building's Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such rules and regulations as Landlord in its discretion may impose from time to time. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

B. RESTRICTIONS. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is likely to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; or
(d) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building.

C. COMPLIANCE WITH LAWS. Tenant shall keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements.

                                   ARTICLE 7.

                                    SERVICES

A. CLIMATE CONTROL. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of Building as set forth in Article 1(O) as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. If Tenant requires heat or air conditioning at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay all of Landlord's charges therefor on demand.

The performance by Landlord of its obligations under this Article is subject to Tenant's compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning ("HVAC") design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes may be made by Landlord at Tenant's expense and Tenant agrees to promptly pay any such amount to Landlord as Additional Rent.

B. ELEVATOR SERVICE. If the Building is equipped with elevators, Landlord, during Normal Business Hours of Building, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

C. JANITORIAL SERVICES. Landlord shall provide janitorial and cleaning services to the Premises. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (i) any cleaning of the Premises in excess of the specifications established by Landlord for any reason including, without limitation, cleaning required because of (A) misuse or neglect on the part of Tenant or Tenant's agents, contractors, invitees, employees and customers, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces, and (D) non-building standard materials or finishes installed by Tenant or at its request; and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

D. WATER AND ELECTRICITY. Landlord shall make available domestic water in reasonable quantities to the common areas of the Building and the Premises and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. "Ordinary Office Equipment" shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current or other office equipment approved by Landlord in writing. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or heavy duty equipment, other than Ordinary Office Equipment, to the Building's electric system or make any alteration or addition to the Building's electric system. Should Landlord grant its consent in writing, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days of Landlord's demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

E. SEPARATE METERS. If the Premises are separately metered for any utility, Tenant shall pay a utility charge to Landlord (or directly to the utility company, if possible) based upon the Tenant's actual consumption as measured by the meter. Landlord also reserves the right to install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of utility usage as metered to the Premises and which is in excess of the usage reasonably anticipated by Landlord for normal office usage of the Premises. Tenant shall reimburse Landlord for the cost of installation of meters if Tenant's actual usage exceeds the anticipated usage level by more than 10 percent. In any event, Landlord may require Tenant to reduce its consumption to the anticipated usage level. The term "utility" for purposes hereof may refer to but is not limited to electricity, gas, water, sewer, steam, fire protection system, telephone or other communication or alarm service, as well as HVAC, and all taxes or other charges thereon.

F. INTERRUPTIONS. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.

G. UTILITIES PROVIDED BY TENANT. Tenant shall make application in Tenant's own name for all utilities not provided by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, as well as HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in
Article 5. Tenant shall ensure that all Tenant's HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.

                                   ARTICLE 8.

                                   INSURANCE

A. TENANT'S REQUIRED INSURANCE. Tenant shall maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming Landlord, Landlord's Building Manager, Cornerstone Real Estate Advisers, Inc., Tenant and any Mortgagee of Landlord, as their respective interests may appear, at its own cost and expense including (i) "all risk" property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant's property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost;
(ii) business interruption insurance, (iii) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $1,000,000 (One Million Dollars) combined single limit for each occurrence.

On or before the Commencement Date of the Lease, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the aforesaid insurance coverage, including naming Landlord, Cornerstone Real Estate Advisers, Inc. and Landlord's Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

All such insurance shall provide that it cannot be canceled except upon thirty
(30) days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B. LANDLORD'S INSURANCE. Landlord shall maintain, during the Term of this Lease, property and commercial general liability insurance covering the Building. The property insurance shall include fire and extended coverage insurance, with All Risk rider, covering all structures and improvements for full replacement value, with replacement cost endorsement, above foundation walls. The commercial general liability insurance shall insure against claims for bodily injury and property damage occurring in or about the Building. Such insurance may be blanketed with other insurance carried by Landlord so long as such blanketing with other insurance does not reduce the amount of insurance available to pay any claim with respect to the Building.

C. WAIVER OF SUBROGATION. Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all claims for loss or damage to the property of the releasing party, including, without limitation, the Building and its contents and the Premises and its contents, all to the extent that the releasing party's loss or damage is insured, or if not insured, was insurable, under commercially available "All Risk" property damage insurance policies and even if such loss or damage shall be caused by or result from the fault or negligence of the releasing party and even if the releasing party is self-insured or the amount of the releasing party's insurance is inadequate to cover the loss or damage. It is the intention of the Landlord and the Tenant that each shall look solely to its respective property insurance carriers for recovery against any such loss or damage to its respectively-owned Building and contents and Premises and contents, without such insurance carrier having any rights of subrogation against the other party.

D. WAIVER OF CLAIMS. Except for claims arising from Landlord's willful misconduct or gross negligence that are not covered by Tenant's insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant's property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. In no event will Landlord be




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

responsible for any consequential damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

                                   ARTICLE 9.

                                 INDEMNIFICATION

A. TENANT INDEMNITY OF LANDLORD. Tenant shall defend, indemnify and hold Landlord and its agents, successors and assigns, including its Building Manager, harmless from and against all claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with any injury or other damage to any person or property (i) which occurs in the Premises (except to the extent caused by the gross negligence or willful misconduct of Landlord or any employee or other agent of Landlord) or (ii) which occurs in any part of the Building other than the Premises and is caused by the negligence or willful misconduct of Tenant, its agents, contractors, employees, customers, and invitees. This indemnification shall survive the expiration or termination of the Lease Term.

B. LANDLORD INDEMNITY OF TENANT. Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with any injury or other damage to any person or property in the Building resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees. This indemnification shall survive the expiration or termination of the Lease Term.

C. INDEMNITY LIMITATIONS. The indemnity obligations set forth in sections A and B above shall not apply (i) to any costs or expenses not reasonably incurred by the indemnitee or (ii) to any claims, causes of action, liabilities, losses, costs and expenses resulting from a default by the indemnitee hereunder.

D. INDEMNITEES; ACCEPTABLE ATTORNEYS. Whenever, in this Article and throughout this Lease, Landlord or Tenant is required to defend, indemnify and hold the other harmless, such obligations shall extend to the successors, assigns, officers, partners, directors, employees and other agents of the indemnitee. In any instance where this Lease requires either party to defend the other, such defense shall involve an attorney or attorneys reasonably acceptable to the indemnitee.

E. LIMITATION ON LIABILITY. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence, fraud or willful misconduct.

                                   ARTICLE 10.

                                 CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord's insurance, the Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless (i) such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days; or (ii) the insurance proceeds recovered by reason of the damage or destruction are, in Landlord's sole judgment, inadequate to complete the restoration of the Building; or (iii) Landlord elects not to repair or restore the Building, in any of which events Landlord may, at Landlord's option and by written notice given to Tenant within sixty (60) days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, if Tenant caused the fire or other casualty, then so long as and to the extent Landlord's recovery of Rent as the result of a casualty is covered by insurance, Tenant shall be relieved of the same ratable portion of the Monthly Rent hereunder as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence and whether or not its insurance covers the payment of Rent.

                                   ARTICLE 11.

                                  CONDEMNATION

In the event of a condemnation or taking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of (i) a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation; (ii) a taking or condemnation which results in Landlord electing not to restore the Building; or (iii) a taking or condemnation which results in Landlord electing to change the use of the land upon which the Building is located, Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days of Landlord receiving notice of such condemnation. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant's personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord. Any additional portion of such award shall belong to Landlord.


                                   ARTICLE 12.

                             REPAIR AND MAINTENANCE

A. TENANT'S OBLIGATIONS. Tenant shall keep the Premises in good working order, repair and condition (which condition shall be neat, clean and sanitary) and in compliance with all Laws now or hereafter adopted pertaining to the Premises and shall diligently maintain and repair all nonstructural aspects of the Premises not included in Landlord's obligations below.

B. LANDLORD'S OBLIGATIONS. Landlord shall maintain (i) the foundations, roof, perimeter walls and exterior windows, and all structural aspects of the Building, and (ii) all nonstructural aspects of the Building which relate to the Common Areas or to more than one tenant's premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein (except to the extent that any of the foregoing items are installed by or on behalf of, or are the property of, Tenant). Landlord shall also make any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or otherwise becomes aware. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant or after Landlord otherwise becomes aware. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant's agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord's other remedies herein).

C. GENERAL OBLIGATIONS. Alterations to the Premises required from time to time to comply with applicable laws, requirements of any board of property insurance underwriters or similar entity, or reasonable requirements of Landlord's or Tenant's insurers shall be made by the party to this Lease responsible for maintaining and repairing the applicable aspect of the Premises hereunder. Notwithstanding the foregoing, in the event that Landlord is required to make any such alteration as the result of any use of the Premises by Tenant (i) which was not contemplated at the time this Lease was signed and (ii) which is not common to 50% or more of the tenants of the Building, Tenant shall reimburse Landlord upon demand for all expenses reasonably incurred by Landlord in connection therewith. If reasonably necessary to comply with changes in applicable laws and requirements, Landlord may take back a portion or portions of the Premises provided that the Monthly Rent and Additional Rent shall be abated in proportion to any resulting impairment of Tenant's use of the Premises. Landlord warrants to Tenant that, as of the Commencement Date, all aspects of the Premises comprising Landlord's Work, if any, shall comply with all applicable laws, with the requirements of Landlord's insurers, and with the requirements of all boards of property insurance underwriters and similar entities.

D. SIGNS AND OBSTRUCTIONS. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises if such sign, etc. is later determined to obstruct the foregoing areas. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord's demand therefor.

E. OUTSIDE SERVICES. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant's rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in or about the Premises.


                                   ARTICLE 13.

                             INSPECTION OF PREMISES

Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises to show the Premises during Normal Business Hours of Building and at other reasonable times to inspect the Premises and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate.

                                   ARTICLE 14.

                              SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant's expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord's option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives to the maximum extent allowable the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt.

                                   ARTICLE 15.

                                  HOLDING OVER

Tenant shall pay Landlord 150% for the first (1st) month and 200% thereafter of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. Notwithstanding the foregoing, if Tenant and Landlord are in good faith negotiations to extend the Term of the Lease or Landlord has otherwise given its written consent to permit Tenant to holdover at an agreed-upon rate, then Tenant shall not be liable to pay the foregoing holdover Rent during such period. However, if Tenant and Landlord are not negotiating in good faith as of the expiration of the Term, or do not enter into an amendment to extend the Term within thirty (30) days following the expiration of the Term, using good faith efforts, then Tenant shall pay the holdover rates specified herein. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom. No acceptance by Landlord of any Rent during or for any period following the expiration of termination of the Lease shall operate or be construed as an extension or renewal of the Lease Term. Should Tenant remain in the Premises on a month-to-month basis with Landlord's approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days' prior written notice or such lesser time period as may be permitted by law.

                                   ARTICLE 16.

                            SUBLETTING AND ASSIGNMENT


A. LANDLORD'S CONSENT. Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises (for purposes of this Lease, a license shall be deemed to be a sublease), or allow any other person to use or occupy any portion of the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, except that Landlord shall not, under any circumstances, be obligated to consent to any assignment or subletting by Tenant
(i) to any other tenant of the Building, (ii) by operation of law, or (iii) to any person who fails to meet any of the other reasonable criteria of Landlord that Tenant was required to meet prior to the execution of this Lease, including, without limitation, the following:

                  a. The financial strength of the proposed assignee or subtenant, both in terms of net worth and in terms of reasonably anticipated cash flow over the Lease term, is not materially less than Tenant's financial strength at the time this Lease was signed or at the time of such assignment or sublease, whichever is greater.

                  b. The proposed assignee or subtenant will not burden the Premises and/or Common Areas to an extent substantially disproportionate to typical tenants of the Building, whether through disproportionate demand for landlord services or utilities, disproportionate bearing weights on floor areas, disproportionate parking requirements, deterioration of floors or other elements of the Building, or otherwise.

                  c. The proposed assignee or subtenant does not intend to make substantial alterations to the Premises which would, in Landlord's reasonable judgment, result in a material net decrease in the value of the Premises as improved.

                  d. The proposed assignee's or subtenant's use of the Premises will, in Landlord's sole judgment, be compatible with the uses of the other tenants in the Building or will be appropriate for a first class office building.

                  e. Any other basis on which Landlord can reasonably refuse to withhold its consent to the proposed assignment or sublease, including any failure of the proposed assignee or subtenant to meet any of the reasonable criteria of Landlord that Tenant was required to meet prior to the execution of this Lease.

With respect to any proposed assignment or subleasing requiring Landlord's consent, Tenant shall submit to Landlord in writing, at least 60 days prior to the effective date of the assignment or sublease, (i) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be not less than 60 or more than 90 days after the delivery of such notice; (ii) the name of the proposed transferee; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) the terms of the proposed sublease or assignment; and (v) a current financial statement of the proposed transferee. Tenant shall not submit any such application to Landlord until Tenant has received a bona fide offer from the proposed transferee, and Tenant shall furnish Landlord, in addition to the foregoing, with all other information reasonably required by Landlord with respect to such transfer and transferee. Any transfer (or sequence of transfers resulting, in the aggregate, in the transfer) of 50% or more of the beneficial ownership of Tenant shall constitute an assignment for purposes of this Article.

B. TRANSFERS NOT REQUIRING CONSENT. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to (i) any assignment resulting from a consolidation, merger or purchase of substantially all of Tenant's assets; or
(ii) any assignment or sublease to a person (a) who wholly owns Tenant or who wholly owns the person who wholly owns Tenant (in either case, a "Parent"), or who is wholly owned by Tenant or a Parent, or is wholly owned by a person who is wholly owned by Tenant or a Parent, and (b) whose financial strength, both in terms of net worth and in terms of reasonably anticipated cash flow over the Lease term, is not materially less than Tenant's financial strength at the time this Lease was executed or at the time of such assignment or sublease, whichever is greater. With respect to any assignment or subletting to which Landlord's consent is not required, the following provisions shall apply:

                  1. Tenant shall give Landlord written notice of the assignment or subletting no less than 45 days prior to the effective date thereof, which notice shall set forth the identity of the proposed transferee, the reason(s) why Landlord's consent is not required, and the nature of the proposed transferee's business to be carried on in the Premises.

                  2. Tenant shall furnish Landlord (a) no less than 30 days prior to the effective date of the assignment or subletting, with a current financial statement of the proposed transferee reasonably acceptable to Landlord, and (b) within three (3) days following Landlord's demand, with all other information reasonably requested by Landlord with respect to such transferee.

Any assignment or subletting to which Landlord's consent is not required and with respect to which the provisions of this paragraph are not complied with shall, at Landlord's option, be void.

C. RECAPTURE. Except for transfers under Article 16B above, Landlord shall have the option to be exercised within fifteen (15) business days from the submission of the aforesaid information to cancel this Lease with respect to the space to be assigned or the space to be sublet for the duration of the proposed sublease. In the event that Landlord exercises its right hereunder to terminate this Lease and recapture the space, Landlord agrees that Tenant shall be released as of the effective date of the termination from all obligations hereunder with respect to the space assigned or sublet, except for those obligations which survive Lease termination or expiration.

D. NET REVENUES.

                  1. SUBLEASE REVENUES. In the event that Tenant subleases all or any portion of the Premises and the total of all amounts payable to Tenant for any month under any such sublease exceeds the total of all amounts payable to Landlord hereunder for such month for the same space, such net sublease revenues ("Net Sublease Revenues") received by Tenant for any month shall be paid to Landlord within 5 business days thereafter.

                  2. ASSIGNMENT REVENUES. In the event that Tenant assigns this Lease with respect to all or any portion of the Premises (the "assigned premises"), Tenant shall pay to Landlord the amount, if any, by which all amounts paid to Tenant in consideration of such assignment exceed the sum of (a) all Monthly Rent and Additional Rent paid by Tenant for the assigned premises for the period from the date Tenant vacated the same (and provided Landlord with written notice of such vacation) until the effective date of the assignment and
(b) all brokerage commissions reasonably incurred by the assigning tenant in connection with such assignment.

E. CONTINUING LIABILITY; VOIDABLE TRANSFERS. No assignment of this Lease (other than an assignment to Landlord resulting from Landlord's right of recapture), and no subletting of all or any portion of the Premises, shall release Tenant or any guarantor with respect to any post-transfer obligations, unless Landlord agrees otherwise in writing in its absolute discretion and any such assignment or sublease shall, at Landlord's option, be void in the event that Tenant and each such guarantor, if any, does not expressly acknowledge and affirm its continuing liability in form and substance reasonably satisfactory to Landlord. The continuing liability of the assigning Tenant shall be primary, and Landlord shall be entitled to exercise its rights and remedies against any such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor. In the event that it is ever held, notwithstanding the contrary intention of the parties hereto, that any such assignor's continuing liability is that of a guarantor (rather than primary), Tenant hereby waives any and all suretyship rights and defenses to which it would otherwise be entitled in connection with such continuing liability. Notwithstanding the foregoing, in the event that, following any assignment (other than an assignment described in Section B, above), Landlord and such assignee modify this Lease in such a way as to increase Tenant's total obligations hereunder, neither the assigning Tenant nor any guarantor whose guaranty pre-dated such assignment shall be liable for the incremental portion of Tenant's obligations corresponding to such increase. The acceptance of any assignment by an assignee shall automatically constitute the assumption by such assignee of all obligations of Tenant with respect to the assigned premises that accrue following the assignment; provided, however, that any assignment of this Lease shall, at Landlord's option, be void in the event that the assignee does not expressly acknowledge and affirm the effectiveness of the foregoing assumption in form and substance reasonably satisfactory to Landlord. Any assignment or subletting by Tenant to which Landlord's consent is required but not obtained shall, at Landlord's option, be void. Following Landlord's consent, or refusal to consent, to any assignment or sublease, Tenant shall pay Landlord, upon demand, a reasonable charge (not to exceed $500.00) to cover Landlord's administrative and out-of-pocket costs in connection therewith.

F. OTHER PROVISIONS APPLICABLE TO TRANSFERS. No assignment or subletting shall be deemed to modify any provision of this Lease, with respect to permitted or restricted uses of the Premises or otherwise, unless Landlord then agrees otherwise in writing in its absolute discretion. Tenant shall promptly furnish Landlord with a copy of each executed assignment or sublease, and with copies of any supplements or modifications thereto which may be executed from time to time.

G. ASSIGNMENT OF SUBLEASE REVENUES. Tenant hereby absolutely assigns to Landlord all of Tenant's right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord hereby grants Tenant a license, which shall remain in effect so long as no Tenant default remains uncured, to collect all such revenues (subject to Tenant's obligation to deliver certain of such revenues to Landlord under this Article). Upon the occurrence of any Tenant default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord. In such event Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees (a) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant and (b) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing. Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder with respect to which the applicable cure periods have expired, or to reimburse Landlord for costs reasonably incurred as a result of any Tenant default, or to compensate Landlord for other losses suffered by Landlord as a result of any Tenant default. Any such revenues remaining in Landlord's possession following the cure of all Tenant defaults and the reimbursement of all such costs and losses shall be delivered to Tenant upon demand. No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either
(i) Landlord's consent to such sublease or (ii) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

H. TRANSFERS BY SUBTENANTS. The provisions of this Article shall also apply to assignments and subleases by subtenants, sub-subtenants and so on.

I. ASSIGNMENT OF OPTIONS. Without limiting the generality of any provision of this Lease which states that any option or other right of Tenant is personal to the original Tenant hereunder or may only be assigned under certain conditions, no option or similar right of Tenant hereunder, including without limitation any option to extend or renew, option to expand, first offer or first refusal right, or first right to lease, may be assigned except in connection with an assignment under Article 16B above, and any attempt to assign such right shall be null and void.

J. ENCUMBRANCE. Tenant shall not assign its interests hereunder as security for any obligation without Landlord's prior written consent, which may be withheld in Landlord's absolute discretion, and any such assignment without such consent shall, at Landlord's option, be void.


                                   ARTICLE 17.

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale and upon receipt of a reasonably satisfactory subordination, non-disturbance and attornment agreement, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be:
(i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.


                                   ARTICLE 18.

                              ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or Lender, deliver to Landlord or Lender, within ten (10) days from receipt of such request, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which the Rent has been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default); and, (iv) the address to which notices to Tenant shall be sent; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and not modified except as Landlord may represent; (ii) not more than one month's Rent has been paid in advance; (iii) there are no defaults by Landlord; and, (iv) notices to Tenant shall be sent to Tenant's Address as set forth in Article 1 of this Lease. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

                                   ARTICLE 19.

                                    DEFAULTS

A. TENANT DEFAULTS. The occurrence of any of the following shall constitute a "default" by Tenant hereunder:

         (a) Tenant fails to pay when due any installment or other payment of Rent, or any other amount owing to Landlord, within five (5) days of its receipt of written notice of such failure; however, Landlord shall only be obligated to provide written notice to Tenant once in each Lease Year; thereafter, no notice shall be due from Landlord to Tenant and Tenant shall be in default if it fails to pay such amounts when due, or

         (b) Tenant fails to keep in effect any insurance required to be maintained, and such failure continues for thirty (30) days after notice thereof given by or on behalf of Landlord, or

         (c) Tenant abandons the Premises, or

         (d) Tenant becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition is filed against Tenant which petition is not dismissed within sixty (60) days of its filing, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within sixty (60) days after such appointment, or

         (e) Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant's part to be kept or performed or breaches a representation made hereunder, and such failure shall continue for thirty (30) days after notice thereof given by or on behalf of Landlord, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Tenant promptly commences cure within ten (10) days and thereafter diligently prosecutes such cure to completion, or

         (f) If the interest of Tenant shall be offered for sale or sold under execution or other legal process or if Tenant makes any transfer, assignment, conveyance, sale, pledge, disposition of all or a substantial portion of Tenant's property, or

         (g) The chronic delinquency by Tenant in the payment of Monthly Rent, or any other periodic payments required to be paid by Tenant under the Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease within five (5) days after written notice thereof for any three
         (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that Rent be paid by Tenant quarter-annually, in advance. This provision shall in no way modify Tenant's obligation to pay Rent on the first (1st) day of the month.

B. LANDLORD DEFAULTS. If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a period of thirty (30) days within which to cure such default, or such reasonable extended period of time if such cure can be completed but cannot reasonably be effected within such thirty (30) day period so long as Landlord diligently pursues such cure to completion. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been notified of in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord's behalf.

                                   ARTICLE 20.

                                    REMEDIES

A. LANDLORD REMEDIES. The remedies provided Landlord under this Lease are cumulative. Upon the occurrence of any default by Tenant, and in addition to any and all other rights provided a Landlord under law or equity for breach of a lease or tenancy by a Tenant, Landlord shall have the right to pursue one or more of the following remedies:

         (a) Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

         (b) Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with legal process.

In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all rents and other charges accruing or coming due under this Lease which Rent if not paid in accordance with the terms herein shall automatically accelerate and become immediately due and payable.

         (c) If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph (a) above:

                  (i) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, any legal fees and expenses) of Landlord

                  (ii) Landlord, without any obligation to do so except as may be required by applicable law, may relet the Premises or any part thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, leasing commissions, legal fees and alteration and remodeling costs;

                  (iii) If Landlord shall have terminated this Leaes, Tenant shall also be liable to Landlord for all damages provided for in law and under this Lease resulting from Tenant's breach including, without limitation, the difference between the aggregate Rents reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair rental value of the Premises for that period determined as of the date of such termination. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

         (d) Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations (and with the understanding that Landlord is under no obligation to relet the Premises under any conditions so long as there is comparable space available in the Building for lease).

         (e) Whether or not Landlord terminates this Lease, Landlord shall have the right, as Landlord chooses in its absolute discretion, (i) to terminate any or all subleases, licenses, concessions and other agreements entered into by Tenant in connection with its occupancy of the Premises and/or (ii) to maintain any or all such agreements in effect and succeed to Tenant's interests in connection therewith (in which event Tenant shall cease to have any interest in any such agreement).

B. TENANT REMEDIES. Upon the occurrence of any default by Landlord, Tenant shall, except as otherwise expressly provided herein, have all rights and remedies provided hereunder and by law from time to time; provided, however, that Tenant shall in no event have the right to terminate this Lease except as expressly provided herein or as provided by law.

                                   ARTICLE 21.

                                 QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.


                                   ARTICLE 22.

                             ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of the Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.


                                   ARTICLE 23.

                                SECURITY DEPOSIT

To secure the faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, the foregoing covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in Article 1 as a "Security Deposit" on the understanding:

         (a) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

         (b) that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to the Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

         (c) that Landlord may commingle the Security Deposit with other funds and not be obligated to pay Tenant any interest;

         (d) that the Security Deposit shall not be considered as advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant;

         (e) that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term. Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 24.

                              BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article
1. Tenant and Landlord represent and warrant to the other that (except with respect to the Broker(s) identified in Article 1) no broker, agent, commission salesperson, or other person has represented either party in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person. Each party agrees to indemnify the other and hold the other harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1. Landlord shall pay its Broker a commission pursuant to a separate agreement, and Landlord's Broker shall pay Tenant's Broker a commission pursuant to a separate agreement between Landlord's Broker and Tenant's Broker.


                                   ARTICLE 25.

                                  FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

         (a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of the Rent, or any delay in the cure of any default which may be cured by the payment of money;

         (b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

         (c) Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord written notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.

                                   ARTICLE 26.

                                     PARKING

         (a) Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities owned by Landlord, if any, and to use no more than the number of parking spaces made available to Tenant in the parking ratio set forth in Article 1(R) notwithstanding the number of Tenant's employees, customers or invitees. Landlord, at its election, may designate the types and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord's election, to change said types and locations from time to time.

         (b) Commencing on the Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, shown in Article 1, as Additional Rent, payable monthly in advance with the Monthly Rent. If there is a Parking Fee shown in Schedule 1, then thereafter, and throughout the Term, the parking rate for each type of parking space provided to Tenant hereunder shall be the prevailing parking rate, as Landlord may designate from time to time, at Landlord's election, for each such type of parking space. In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, Landlord shall have the right to change the parking rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.

         (c) If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may, in its sole discretion, provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any. At Landlord's election, Landlord may make validation stickers available to Tenant for any such additional parking spaces. In the event Tenant exceeds the number of allotted parking spaces set forth in Article 1(R) or if Landlord has instituted a window sticker or other parking procedure and Tenant's employees, customers or invitees do not comply with any such procedure, then in any of such events, Landlord shall be entitled to tow, without any liability to Tenant, its employees, customers or invitees, any vehicles not complying with Landlord's procedures or parking in excess of such allotted number of spaces.

         (d) The parking facilities provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant's employees, customers, agents, contractors or invitees.


                                   ARTICLE 27.

                               HAZARDOUS MATERIALS

A. DEFINITION OF HAZARDOUS MATERIALS. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

B. NO HAZARDOUS MATERIALS. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided:
(a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated by Tenant, Tenant shall pay for the costs of such tests.

C. NOTICES TO LANDLORD. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D. INDEMNIFICATIONS. Tenant will indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

                  (i) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about, the Premises by Tenant or at Tenant's direction, excluding any tenant improvement work done by Landlord; or

                  (ii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or

                  (iii) Tenant's failure to comply with any Hazardous Materials Law applicable hereunder to Tenant.

Landlord will indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant's employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities penalties, forfeitures, losses or expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by:

                  (i) the presence in, on, under or about the Premises or the Building or discharge in or from the Premises or the Building of any Hazardous Materials placed, in, on, under or about the Premises or the Building by Landlord or at Landlord's direction; or

                  (ii) Landlord's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building; or

                  (iii) Landlord's failure to comply with any Hazardous Materials Law.

The obligations of each party ("INDEMNIFYING PARTY") pursuant to this Section includes, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and survives the expiration or earlier termination of the term of the Lease.

                                   ARTICLE 28.

                     ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

         (a) To name the Building and to change the name or street address of the Building;

         (b) To install and maintain all signs on the exterior and interior of the Building;

         (c) To designate all sources furnishing sign painting or lettering for use in the Building:

         (d) During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant's obligation to pay Rent for the Premises;

         (e) To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

         (f) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six months of the Term;

         (g) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

         (h) To relocate various facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and Property, provided that such relocation shall not materially restrict access to the Premises; and

         (i) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

                                   ARTICLE 29.

                                  DEFINED TERMS

A. "Building" shall refer to the Building named in Article 1 of which the leased Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, common areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building.

B. "Common Areas" shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant's employees and invitees. Landlord reserves the right in its reasonable discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced to the highest rate allowed by law so as to prevent such result.

D. "Hazardous Materials" shall have the meaning set forth in Article 27.

E. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F. "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

G. "Lease" shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. "Lease Year" shall mean each twelve (12) month period commencing on the Commencement Date and expiring on each anniversary thereof during the Lease Term.

I. "Lender" shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. "Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance or repair of the Building as determined by Landlord.

Operating Expenses shall include, but not be limited to:

         1.1 costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

         1.2 costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

         1.3      costs of water and sanitary and storm drainage services;

         1.4      costs of janitorial and security services;

         1.5 costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building;

         1.6      costs of maintenance and replacement of landscaping;

         1.7 insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

         1.8 labor costs, including wages and other payments, costs to Landlord of worker's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

         1.9 professional building management fees required for management of the Building;

         1.10 legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building;

         1.11 the costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein "Required Capital Improvements") or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein "Cost Savings Improvements"), and a reasonable reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building in its current class. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of twelve percent (12%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

L. "Rent" shall have the meaning specified therefor in Article 3.

M. "Tax" or "Taxes" shall mean:

         1.1 all real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property, and provided further that in no event shall the term "taxes or assessment," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

         1.2 all "assessments", including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Building shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord. All of the preceding clauses M (1.1 and 1.2) are collectively referred to as the "Tax" or "Taxes".

All other capitalized terms shall have the definition set forth in the Lease.

                                   ARTICLE 30.

                            MISCELLANEOUS PROVISIONS

A. RULES AND REGULATIONS. Tenant shall comply with all of the rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rule and regulations is attached hereto as Exhibit D.

B. EXECUTION OF LEASE. If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

C. NOTICES. All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below.

         Landlord: at the address shown in Article 1, item F

         with a copy to: Building Manager at the address shown in Article 1, item G.

         Tenant: at the address shown in Article 1, item B

         with copy to:
                       ---------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


D. TRANSFERS. The term "Landlord" appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then Landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest and Tenant, upon such sale or transfer, shall look solely to the successor owner and transferee of the Building for performance of Landlord's obligations hereunder.

E. RELOCATION.

F. TENANT FINANCIAL STATEMENTS. Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year, shall use the information solely for the purpose of evaluating the Tenant's financial status, and shall keep all financial statements confidential. All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder, the financial statements shall be certified by an independent certified public accountant.

G. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H. ENTIRE AGREEMENT; MERGER This Lease embodies the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.

I. NO REPRESENTATION BY LANDLORD. Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J. LIMITATION OF LIABILITY. Notwithstanding any provision in this Lease to the contrary, under no circumstances shall Landlord's liability or that of its directors, officers, employees and agents for failure to perform any obligations arising out of or in connection with the Lease or for any breach of the terms or conditions of this Lease (whether written or implied) exceed Landlord's equity interest in the Building. Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord's interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgments so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease.

K. MEMORANDUM OF LEASE. Neither party, without the written consent of the other, will execute or record this Lease or any summary or memorandum of this Lease in any public recorder's office.

L. NO WAIVERS; AMENDMENTS. Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver shall be effective against Landlord unless in writing and signed by Landlord. Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.

M. SUCCESSORS AND ASSIGNS. The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N. WAIVER OF JURY TRIAL; GOVERNING LAW. Landlord and Tenant hereby waive all right to trial by jury in any claim, action proceeding or counterclaim by either Landlord or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's use or occupancy or the Premises. This Lease shall be governed by the law of the State where the Building is located.

O. EXHIBITS. All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P. CAPTIONS. The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q. COUNTERPARTS. This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

R. TIME. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of the day and year first written above.

                                     LANDLORD:

                                     CORNERSTONE SUBURBAN OFFICE, L.P.

                                     By: Cornerstone Office Management, Limited
                                         Liability Company a Delaware limited
                                         liability company, its General Partner

                                         By: Cornerstone Real Estate
                                             Advisers, Inc.
                                             a Massachusetts corporation,
                                             its Managing Member
-----------------------------
Witness
                                             By:
-----------------------------                    -------------------------------
Print Name                                   Print Name:    William F. Runge
                                             Title: Vice President
                                             Date:


                                     TENANT:

                                     LINK2GOV CORP.


                                     By:
-----------------------------            ---------------------------------------
Witness                              Print Name:
                                     Title:
------------------------------       Date:
Print Name




                              CERTIFICATE OF TENANT
                               (IF A CORPORATION)


         I, _____________________________, Secretary of LINK2GOV Corp., Tenant,
hereby certify that the officer executing the foregoing Lease on behalf of Tenant is duly authorized to act on behalf of and bind the Tenant.


                                          --------------------------------------
(CORPORATE SEAL)                                        Secretary

                                    EXHIBIT A

                       Plan Showing Property and Premises

                                    EXHIBIT B

                                 Landlord's Work

Landlord shall provide Tenant an allowance in the amount of $10.00 per rentable square foot of the Premises as set forth in Article 1D of this Lease (the "ALLOWANCE") for improvements to be made to the Premises. Such improvements will be made by Landlord's contractor in accordance with plans and specifications mutually approved by Landlord and Tenant. Such Allowance shall include all hard and soft costs of construction, including, without limitation, the costs of materials, supplies, labor, permit fees, space planning, architectural drawings and fees, engineering fees, and a construction management fee payable to Landlord's construction manager. The Allowance must be spent during the first twelve (12) months of the Lease Term. If the Allowance is not spent within the first six (6) months of the Lease Term, then Landlord shall not be obligated to fund any remaining portion of the Allowance and any further costs shall be the sole responsibility of Tenant. If the hard and soft costs of construction exceed the Allowance due to any change orders requested by Tenant or any other actions, changes or modifications requested or required by Tenant, then Tenant shall be solely responsible for any such excess costs. Such excess costs shall be due and payable by Tenant within thirty (30) days of Tenant's receipt of a statement therefor with backup documentation and such amounts shall be considered Additional Rent hereunder.

                                    EXHIBIT C

                                  Tenant's Work

Tenant shall be responsible for providing and installing its own computer cabling, telecommunications equipment, wiring and any other equipment or work not provided for in Landlord's Work, as set forth in Exhibit B.

                                    EXHIBIT D

                        Building's Rules and Regulations

        1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

        2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

        3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

        4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

        5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

        6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

        7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

        8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking, except for microwave cooking, shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

        9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

       10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

       11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

       12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

       13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

       14. No vending machines of any description shall be installed, maintained or operated upon the premises demised to any tenant without the prior consent of Landlord.

       15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

       16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord. Each tenant shall be responsible for all persons patronizing its Premises and shall be liable to Landlord for all acts of such persons.

       17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

       18. Landlord shall, at its expense, provide artificial light in the premises demised to the tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

       19. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

       20. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

       21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

       22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

       23. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

       24. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

       25. No tenant shall clean any window in the Building from the outside.

       26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

       27. Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

       28. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

       29. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

       30. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

       31. Each tenant and all of tenant's employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

       32. Without Landlord's prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

       33. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

       34. No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Janitor service shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord, and only between 6:00 A.M and 5:00 P.M.

       35. Tenant shall not permit smoking of any type of tobacco product (e.g., cigarettes, cigars, pipes, etc.) in or about the Premises or Building by any of its employees, servants, agents, representatives, visitors, customers, licensees, invitees, guests, contractors, or any person whomsoever, and, upon Landlord's request, shall post in a conspicuous place or places in or about the Premises, "No Smoking" signs or placards. Tenant acknowledges that the Premises and Building are non-smoking facilities.

                                    EXHIBIT E

                         COMMENCEMENT DATE CONFIRMATION


          DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY AND
                      ACCEPTANCE OF POSSESSION OF PREMISES


Attached to and made a part of the Lease dated the ______ day of ______________________, entered into and by CORNERSTONE SUBURBAN OFFICE, L.P., as LANDLORD, and ____________________ as TENANT for Suite _____ in the Building known as ___________________.

LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on the day of ________________________. The Premises required to be constructed and finished by LANDLORD in accordance with the provisions of the Lease have been satisfactorily completed by LANDLORD and accepted by TENANT, the Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease. The Lease Commencement Date is hereby established as _______________________________________ . The Term
of this Lease shall terminate on ____________________________________ .


LANDLORD:

CORNERSTONE SUBURBAN OFFICE, L.P.

By:  Cornerstone Office Management, Limited Liability Company
     Its General Partner

     By: Cornerstone Real Estate Advisers, Inc.
         a Massachusetts corporation, its Managing Member


         By:
             ----------------------------------------
              Name Printed:
              Title:  Vice President
              Date:


TENANT:

_____________________________________________LINK2GOV, Inc.



By:
    ----------------------------------------
     Name Printed:
     Title:
     Date:

                                    EXHIBIT F

                              SPECIAL STIPULATIONS

1. Option to Extend. As long as Tenant has not been in default during the initial Term of the Lease and is not in default under the Lease at the time of its exercise of this option, Tenant shall have one (1) option to extend the Term of this Lease in accordance with the provisions of this paragraph for an additional term of five (5) years, on all the same terms and conditions with the exception of Monthly Rent payable under Article 3 hereof, which shall be the-then prevailing base rent being charged for reasonably comparable space in the Burton Hills, Nashville, Tennessee market. In addition, Landlord shall not provide Tenant any improvement allowance in connection with the extension, unless otherwise agreed to by the parties. If Tenant elects to exercise the foregoing option to extend, it shall give Landlord written notice of its election to do so on or before the date which is 180 days prior to the expiration of the then-current term of the Lease, time being of the essence, which notice shall also request that Landlord furnish Tenant with the Monthly Rent for the extended term which shall be derived as aforesaid. Provided, however, in the event Landlord and Tenant have not signed an amendment to this Lease for any reason confirming the extended term of the Lease and setting forth the Monthly Rent for that term by a date which is no less than 60 days prior to the expiration of the then-current term of the Lease, time being of the essence, then Tenant's extension of the Lease shall be deemed null and void and this Lease shall expire on the expiration date as if the above extension option had not been exercised. This option to extend is personal to Tenant only, and is not assignable. Tenant has no option(s) to extend this Lease except as set forth in this paragraph.

2. Right of First Offer. As long as Tenant has not been in default during the Term of the Lease and is not in default under the Lease at the time of its exercise of this right, and so long as this right is exercised in connection with an expansion of Tenant's Premises and for no other purpose, and subject to the prior rights of any other tenant in the Building, Landlord hereby grants to Tenant a one-time right of first offer on the terms and conditions contained in this paragraph to lease any space located in the east side of the Building which becomes available for lease (the "Offer Space"). In the event any Offer Space becomes available for lease during the Term, Landlord shall give notice thereof to Tenant which notice shall contain the terms under which Landlord is willing to lease the Offer Space. Within seven (7) business days of such notice, time being of the essence, Tenant shall give Landlord notice that it either does or does not wish to lease the Offer Space on the terms and conditions contained in Landlord's notice. In the event Tenant's notice provides that it does not wish to lease the Offer Space or if Tenant fails to give Landlord notice of its desires respecting the Offer Space within the foregoing required seven (7) day period, then Landlord shall be entitled to proceed to market and/or lease the Offer Space to a third party free and clear of Tenant's right of first offer and such right shall be deemed terminated in all respects and Tenant shall have no further rights of first offer.

In the event Tenant gives Landlord a notice as required in the preceding paragraph that it wishes to lease the Offer Space on the terms and conditions contained in Landlord's notice to it, then Landlord and Tenant shall have twenty
(20) days from the date of the notice within which to amend this Lease by adding the Offer Space on the terms and conditions contained in Landlord's notice. In the event Landlord and Tenant fail to sign such amendment to this Lease using good faith efforts within said twenty (20) day period, time being of the essence, then Landlord shall be entitled to proceed to market and/or lease the Offer Space to a third party free and clear of such right and such right shall be deemed terminated in all respects.

3. Option to Terminate. Provided Tenant is not then in default under the terms of this Lease, Tenant shall have the right to terminate this Lease effective as of the end of the forty-eighth (48th) month of the Lease Term. If Tenant does not terminate the Lease as of the end of the 48th month of the Lease Term, Tenant shall also have the right to terminate this Lease effective as of the end of the sixtieth 60th) month of the Lease Term. Tenant must provide Landlord at least one hundred eighty (180) days prior written notice (i.e., 180 days prior to the end of the

48th month of the Lease Term or 180 days prior to the end of the 60th month of the Lease Term, as applicable) of its election to exercise this option to terminate. If Tenant fails to provide Landlord with such written notice on or before such applicable one hundred eighty (180) day period, Tenant's option to terminate for such particular time period shall become null and void and Tenant shall have no further options to terminate for such period. If Tenant fails to terminate the Lease as of the end of the 48th or 60th month of the Lease Term, Tenant shall have no further options to terminate this Lease. In connection with said termination and as liquidated damages to compensate Landlord for the damage it will incur in connection with an early termination, if Tenant terminates this Lease as of the end of the 48th month of the Lease Term, Tenant shall pay a fee to Landlord equal to six (6) months Monthly Rent, Operating Expenses and Taxes at the rates being paid by Tenant as of the 48th month of the Lease Term, and if Tenant terminates this Lease as of the end of the 60th month of the Lease Term, Tenant shall pay a fee to Landlord equal to three (3) months Monthly Rent, Operating Expenses and Taxes at the rates being paid by Tenant as of the 60th month of the Lease Term. In addition to the foregoing applicable payment, Tenant shall also pay all unamortized tenant improvement costs and leasing commissions amortized over eighty-four (84) months at a per annum rate of ten percent (10%) per annum. The parties acknowledge that it would be difficult to calculate Landlord's damages in the event of an early termination and that the above sum is a reasonable estimate of such damages. Tenant shall pay such sum at the time of its giving the foregoing notice or such notice shall be null and void and Tenant's option to terminate shall thereupon be null and void. In addition, the parties shall execute a termination agreement in connection with such early termination. Landlord shall be entitled to show the Premises to prospective tenants or purchasers as of the date it receives Tenant's notice of its election to terminate the Lease.

4. Letter of Credit. On or before the Commencement Date, Tenant shall provide Landlord a letter of credit in the amount of $304,714.12 from ________________ Bank in Nashville, Tennessee (the "LOC"). Such LOC shall be in a standard and customary form reasonably acceptable to Landlord and shall name Landlord as beneficiary. Such LOC shall be for a one (1) year period and shall be automatically renewed for successive one (1) year periods until the expiration of the Lease Term or unless written notice of non-renewal is given at least sixty (60) days prior to expiration to Cornerstone Real Estate Advisers, Inc., Suite 300, 5607 Glenridge Drive, Atlanta, GA 30342. After the 24th month of the lease term, the amount of the LOC shall be reduced by $56,245.71. Thereafter, the LOC shall be reduced by $28,122.86 per twelve (12) month period of the lease term until the expiration of the Lease Term or unless written notice of non-renewal is given at least sixty (60) days prior to expiration to Cornerstone Real Estate Advisers, Inc., Suite 300, 5607 Glenridge Drive, Atlanta, GA 30342. If Landlord receives a notice of non-renewal, then Tenant shall either deposit with Landlord as an additional security deposit a sum equal to the amount of the LOC or shall obtain a substitute LOC from another bank reasonably acceptable to Landlord. If the LOC is not renewed and if Tenant fails to obtain a substitute LOC as set forth above and if Tenant fails to deposit an additional security deposit with Landlord, any of which at least thirty (30) days prior to the expiration of the LOC term, then Tenant shall be in default hereunder, and Landlord shall be entitled to exercise all rights and remedies against Tenant provided under the Lease and at law. Furthermore, the LOC shall provide that funds up to $304,714.12 or the maximum amount of the LOC as adjusted herein, may be drawn, from time to time in one or more draws, upon presentation by Landlord or its agent at ________________ Bank in Nashville, Tennessee of the original LOC and an affidavit stating either (a) that the Tenant is in default under the terms of the Lease past any applicable notice and cure period, or (b) that the LOC is due to expire in less than 30 days and the Tenant has not renewed or replaced such letter of credit with a substitute meeting all requirements of this paragraph or made an additional deposit in the amount of the LOC.

5. Monument Signage. Tenant shall be entitled to place a 3' wide by 2' high monument sign in front of the Building facing Burton Hills Boulevard in a location to be approved by Landlord in advance. The design, color, materials, and general appearance of the sign shall be subject to Landlord's reasonable approval. The design, creation and installation of such sign shall be at Tenant's sole cost and expense. At the end of the Lease Term, Tenant shall be responsible for removing such sign at its sole cost and expense. If it fails to remove the sign, Landlord shall be entitled to do so and shall bill Tenant for the costs of same. Any such amount paid by Landlord shall be considered Additional Rent hereunder.